UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): September 15, 2023

HCI Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-34126	20-5961396
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3802 Coconut Palm Drive

Tampa, Florida 33619

(Address of Principal Executive Offices)

(813) 405-3600

(Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HCI	NYSE

Item 5.02 Compensatory Arrangements of Certain Officers

On September 15, 2023, our compensation committee established a cash bonus plan for our chief executive officer, Paresh Patel. The bonus plan is a sub-plan under, and is subject to the terms and conditions of, our 2012 Omnibus Incentive Plan.

The bonus calculation under this plan is a formula based on earnings before income taxes (on a consolidated basis). The measurement period is the calendar year 2023. No cash bonus will be awarded under the plan unless such earnings reach a $35 million threshold amount. The maximum cash bonus will be $2.4 million. The cash bonus will be paid in three equal installments, on March 15, 2024, 2025 and 2026; provided, however that the 2025 and 2026 payments will be forfeited, if, during those respective years adverse development relating to insurance claims for the 2023 accident year materially exceeds the claims losses recorded with respect to the 2023 accident year.

The foregoing bonus plan is not binding on the company. The compensation committee retains the discretion to increase or decrease the bonus payable to Mr. Patel.

Further, the foregoing bonus, if any, is subject to Mr. Patel’s agreement that in the event the company is required to restate its financial statements due to material noncompliance with any financial reporting requirement he will repay any portion of this bonus compensation that would not have been awarded under the restated financial statements.

On the same date, our compensation committee also awarded Mr. Patel an option to purchase 150,000 shares of our common stock at an exercise price of $70 per share. The option will vest when the last reported sale price of the common stock is greater than $80 for 20 consecutive trading days and has a 10-year term.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 21, 2023.

HCI GROUP, INC.

BY:	/s/ James Mark Harmsworth
Name: James Mark Harmsworth Title: Chief Financial Officer

A signed original of this Form 8-K has been provided to HCI Group, Inc. and will be retained by HCI Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.